SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2006

US FARMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-27487	88-0350156
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer ID Number)

1635 Rosecrans Street, Suite D, San Diego, CA 92106
 (Address of principal executive offices)

Registrant's telephone number, including area code: (858) 488-7775

International Sports and Media Group, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 31, 2006, US Farms, Inc. (“USFI” or the “Company”) entered into an Asparagus Growing Agreement with Phrixus Holdings, Inc. (“Phrixus”), to provide services including (i) farming acreage (ii) management and supervision (iii) responsibility to verify no toxic chemicals exist (iv) guarantee in the product of asparagus (v) provide log on the chemicals applied (vi) serve as operator under the regulations promulgated by the California Department of Food and Agriculture Commissioner’s Office. In consideration of Phrixus’ services performed, the Company will pay a fee of $500 per acre plus all growing cost. The complete Asparagus Growing Agreement is attached as 10.1.

Item 9.01. Financial Statements and Exhibits

 (d) Exhibits. The following exhibits are being filed herewith.

Exhibit No.	Identification of Exhibit
10.1	Asparagus Growing Agreement

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US FARMS, INC.

August 14, 2006 Date	/s/ Yan K. Skwara Yan K. Skwara, President